Exhibit 99.1

Fathom Digital Manufacturing 1-for-20 Reverse Stock Split

Becomes Effective

HARTLAND, Wis., September 28, 2023 – Fathom Digital Manufacturing Corp. (“Fathom” or the “Company”) (NYSE: FATH), an industry leader in on-demand digital manufacturing services, today announced that its previously announced 1-for-20 reverse stock split of the Company’s common stock, par value $0.0001 per share, and corresponding common stock adjustment became effective on September 28, 2023. The Company’s Class A common stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange (“NYSE”) when the markets open on September 29, 2023, under the existing trading symbol “FATH” and new CUSIP number: 31189Y202.

As a result of the reverse stock split, every 20 shares of issued and outstanding common stock have been combined and reclassified into one issued and outstanding share of common stock. The reverse stock split reduced the number of issued and outstanding shares of the Company’s Class A common stock from approximately 70.1 million to approximately 3.5 million. Additionally, every 20 issued and outstanding shares of the Company’s Class B common stock, which is not listed on the NYSE, have been combined and reclassified into one share of the Company’s Class B common stock.

No fractional shares of the Company’s Class A common stock were issued in connection with the reverse stock split. In lieu thereof, the Company’s transfer agent, Continental Stock Transfer & Trust Company, as agent for the affected holders of record of Class A common stock, will aggregate all fractional shares of Class A common stock otherwise issuable in the reverse stock split and arrange for their sale as soon as practicable after the effective time on the basis of the prevailing market prices of the Class A common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional shares of Class A common stock. The reverse stock split affects all stockholders uniformly and does not alter any stockholder’s percentage interest in the Company’s equity, except for adjustments that may result from the treatment of fractional shares of Class A common stock. In addition, the terms of all outstanding warrants and stock-based incentive awards have been proportionately adjusted, in accordance with the terms of the applicable agreement or plan.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the reverse stock split and is also the Company’s warrant agent. Registered stockholders who hold shares of the Company’s common stock are not required to take any action to receive post-reverse split shares. Stockholders owning shares of Class A common stock via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker's particular processes, and will not be required to take any action in connection with the reverse stock split.

The primary goal of the reverse stock split is to increase the per share market price of the Company’s Class A common stock to meet the minimum $1.00 average closing price requirement for continued listing on the NYSE. The reverse stock split also reduced the number of authorized shares of the Company’s common stock proportionately with the 1-for-20 reverse split ratio but did not change the par value of the common stock.

About Fathom Digital Manufacturing

Fathom is one of the largest on-demand digital manufacturing platforms in North America, serving the comprehensive product development and low- to mid-volume manufacturing needs of some of the largest and most innovative companies in the world. With more than 25 quick turn manufacturing processes combined with an extensive national footprint, Fathom seamlessly blends in-house capabilities across plastic and metal additive technologies, CNC machining, injection molding and tooling, sheet metal fabrication, design and engineering, and more. Fathom has more than 35 years of industry experience and is at the forefront of the Industry 4.0 digital manufacturing revolution, serving clients in the technology, defense, aerospace, medical, automotive, IOT sectors, and others. Fathom's certifications include: ITAR Registered, ISO 9001:2015 Design Certified, ISO 9001:2015, ISO 13485:2016, AS9100:2016, and NIST 800-171. To learn more, visit https://fathommfg.com/.

Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Fathom Digital Manufacturing Corporation (“Fathom”) that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of our business combination with Altimar Acquisition Corp. II; changes in general economic conditions, including as a result of the COVID-19 pandemic or any future outbreaks of other highly infectious or contagious disease; the implementation of our optimization plan could result in greater costs and fewer benefits than we anticipate; the outcome of litigation related to or arising out of the business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; costs related to the business combination and additional factors discussed in Fathom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023, as amended on May 1, 2023, as well as Fathom’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that Fathom does not presently know or that Fathom currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Fathom’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Fathom’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Fathom undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Contact:

investors@fathommfg.com